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As filed with the Securities and Exchange Commission on June 2, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Glu Mobile Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-2143667 (I.R.S. Employer Identification No.)

875 Howard Street, Suite 100
San Francisco, California 94103
(415) 800-6100
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

Nick Earl
President and Chief Executive Officer
Glu Mobile Inc.
875 Howard Street, Suite 100
San Francisco, California 94103
(415) 800-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Scott J. Leichtner, Esq. Vice President, General Counsel and Corporate Secretary Glu Mobile Inc. 875 Howard Street, Suite 100 San Francisco, California 94103 (415) 800-6100	Mark C. Stevens David A. Bell Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATIONS OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Stock, $0.0001 par value	—	—	—	—

Total	—	—	—	—

(1)
An unspecified aggregate initial offering price and number of the Registrant's common stock is being registered as may from time to time be offered at unspecified prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of the registration fee. Any registration fee will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

PROSPECTUS

GLU MOBILE INC.

COMMON STOCK

        We may offer from time to time our common stock in one or more offerings. When we decide to sell our common stock, we will provide specific terms of the common stock, including the amount of common stock offered, in a prospectus supplement. This prospectus and any applicable prospectus supplement may be used to offer common stock for the account of persons other than us. We may offer and sell our common stock to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis. See "Plan of Distribution" for a further description of the manner in which we may dispose of the common stock covered by this prospectus.

        You should read this prospectus and any prospectus supplement carefully before you invest. We may not use this prospectus to sell common stock unless it includes a prospectus supplement describing the method and terms of the applicable offering. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus is not an offer to sell our common stock and it is not soliciting an offer to buy our common stock in any state where the offer or sale is not permitted.

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "GLUU."

        Investing in our common stock involves risks. See "Risk Factors" beginning on page 2, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement.

        The Securities and Exchange Commission and state regulators have not approved or disapproved of our common stock, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is June 2, 2020.

        We are responsible for the information contained and incorporated by reference in this prospectus, in any applicable prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the common stock offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information appearing or incorporated by reference in this prospectus, any applicable prospectus supplement, and any related free writing prospectus, is accurate only as of the date thereof, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any related free writing prospectus, or of any sale of our common stock. Our business, financial condition, and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus and in any applicable prospectus supplement, including the documents incorporated by reference herein or therein, in making your investment decision.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission ("SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended ("Securities Act"). We may sell common stock described in this prospectus in one or more offerings. There is no limit on the aggregate amount of common stock we may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of our common stock. Each time we offer our common stock, we will provide a prospectus supplement that will describe the amounts, prices, and other terms of the common stock. The applicable prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read this prospectus, any prospectus supplement, information incorporated by reference, and any related free writing prospectus.

        The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and our common stock. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus, or by any other method as may then be permitted under applicable law, rules, or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading "Where You Can Find Additional Information."

GLU MOBILE INC.

        Glu Mobile develops, publishes and markets a portfolio of free-to-play mobile games designed to appeal to a broad cross section of users who download and make purchases within our games through direct-to-consumer digital storefronts, such as the Apple App Store, Google Play Store, and others. Free-to-play games are games that a player can download and play for free, but which allow players to access a variety of additional content and features for a fee and to engage with various advertisements and offers that generate revenue for us. We have a portfolio of compelling games based on our own intellectual property such as Cooking Dash, Covet Fashion, Deer Hunter, Design Home and Diner DASH Adventures, as well as games based on or significantly incorporating third party licensed brands including Disney Sorcerer's Arena, Kim Kardashian: Hollywood and MLB Tap Sports Baseball. We are headquartered in San Francisco, California, with another U.S. office in Foster City, California, and international locations in Toronto, Canada and Hyderabad, India.

        We were incorporated in Nevada in May 2001 as Cyent Studios, Inc. and changed our name to Sorrent, Inc. later that year. In November 2001, we incorporated a wholly owned subsidiary in California, and, in December 2001, we merged the Nevada corporation into this California subsidiary to form Sorrent, Inc., a California corporation. In May 2005, we changed our name to Glu Mobile Inc. In November 2006, Glu Mobile Inc. reincorporated in the state of Delaware. In March 2007, we completed our initial public offering and our common stock is traded on the Nasdaq Global Select Market under the symbol "GLUU." Unless expressly indicated or the context requires otherwise, the terms "Glu," "Glu Mobile," "company," "we," "us," and "our" in this prospectus, in any applicable prospectus supplement, or the documents incorporated by reference refer to Glu Mobile Inc., a Delaware corporation, and, where appropriate, its wholly-owned subsidiaries. The term "Glu" may also refer to our products, regardless of the manner in which they are accessed. Our principal executive offices are located at 875 Howard Street, Suite 100, San Francisco, California 94103, and our telephone number is (415) 800-6100. Our website address is www.glu.com. The information on or that can be accessed through our website is not part of this prospectus.

        Glu, the Glu logo, all of our product names and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus, the registration statement of which this prospectus is a part, any applicable prospectus supplement or free writing prospectus or the documents incorporated by reference are the property of Glu. Other trademarks, service marks, or trade names appearing in this prospectus or the documents incorporated by reference are the property of their respective owners.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. Before making a decision to invest in our common stock, in addition to the other information contained in this prospectus, in any applicable prospectus supplement or free writing prospectus, or incorporated by reference herein or therein, you should carefully consider the risks described under "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under "Risk Factors" contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with other information included in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See "Where You Can Find Additional Information."

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in or incorporated by reference in this prospectus and any prospectus supplement other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends" and similar expressions are intended to identify forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the "Risk Factors" sections incorporated by reference herein. Moreover, we operate in a very competitive environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus and any prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

        You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See "Where You Can Find Additional Information."

        In addition, statements that "we believe" and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future events.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement and/or any applicable free writing prospectus, we intend to use the net proceeds to us from the sale of the common stock offered hereby for working capital and other general corporate purposes; however, we do not currently have any specific uses of the net proceeds planned. Additionally, we may use a portion of the net proceeds to us for acquisitions of or investments in complementary businesses, technologies, or other assets. Pending other uses, we intend to invest the net proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the net proceeds invested will yield a favorable return. Our management will have broad discretion in the application of the net proceeds we receive from the sale of the common stock offered hereby, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DESCRIPTION OF COMMON STOCK

        The following summary of the terms of our common stock is based upon our restated certificate of incorporation and our amended and restated bylaws. The summary is not complete, and is qualified by reference to our restated certificate of incorporation and our amended and restated bylaws, which are filed as Exhibit 3.02 on our Form S-1/A filed on February 14, 2007 and Exhibit 3.01 on our Form 8-K filed on April 28, 2020, respectively, and each are incorporated by reference herein. We encourage you to read our restated certificate of incorporation, our amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law, or DGCL, for additional information.

General

        We have authorized 250,000,000 shares of common stock, $0.0001 par value per share, under our restated certificate of incorporation.

Dividend Rights

        Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

        Each holder of our common stock is entitled to one vote for each share of common stock held on all matters properly submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our restated certificate of incorporation, which means that the holders of a majority of our shares of common stock voted can elect all of the directors then standing for election. Our restated certificate of incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

        We have entered into a voting and standstill agreement with Tencent Holdings Limited, through its controlled affiliate, Red River Investment Limited (collectively, "Tencent"), pursuant to which Tencent has the right to appoint a member of our board of directors, and has agreed to certain restrictions on its voting power. In addition, Tencent and its affiliates are required to cast their collective voting power "for" the matter being voted upon for certain specified corporate matters that are recommended by a majority of the board of directors that includes at least 50% of the Board's non-executive directors (the "Majority Recommendation") or for any matter for which the director appointed by Tencent has voted in favor and the board also recommended a vote in favor. If Tencent holds more than 20% of the outstanding common stock, it has agreed to vote any excess over the 20% in accordance with the Majority Recommendation for any matter.

No Preemptive or Similar Rights

        Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

        Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding shares of our preferred stock and payment of other claims of creditors.

Registration Rights of One of Our Stockholders

        Tencent holds approximately 21,000,000 shares of our common stock and has registration rights. Under the registration rights agreement (the "Registration Rights Agreement"), between us and Tencent, we have agreed to file registration statements under the Securities Act within 45 days of any request made by Red River Investment Limited, and upon such request and subject to minimum size and other conditions (such as a customary lock-up provision), we will be required to use all reasonable efforts to have such registration statement declared effective by the SEC within 120 days after such request. We are not required to effect more than two such registrations. Red River Investment Limited also has customary piggyback rights. We are generally obligated to bear the expenses, other than underwriting discounts, brokers' discounts and commissions and Tencent counsel fees, of these registrations.

Anti-Takeover Provisions

        The provisions of Delaware law, our restated certificate of incorporation, and our amended and restated bylaws could have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids.

  Delaware Law

        We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, DGCL Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

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  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

        Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

  Restated Certificate of Incorporation and Amended and Restated Bylaws Provisions

        Our restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

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  Board of Directors Vacancies.  Our restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

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  Classified Board.  Our restated certificate of incorporation provides that our board of directors is classified into three classes of directors. The existence of a classified board of directors could discourage a third-party from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

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  Directors Removed Only for Cause.  Our restated certificate of incorporation provides that stockholders may remove directors only for cause.

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  Supermajority Requirements for Amendments of Our Amended and Restated Bylaws.  Our amended and restated bylaws provide that the affirmative vote of holders of at least two-thirds of the voting power of the Corporation's outstanding voting stock then entitled to vote at an election of directors is required to amend certain provisions of our amended and restated bylaws, including provisions relating to stockholder proposals at annual and special meetings of the stockholders, the size of the board, removal of directors and the Delaware forum selection provision of our amended and restated bylaws.

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  Stockholder Action; Special Meeting of Stockholders.  Our restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, our lead independent director, our chief executive officer, or our president, thus prohibiting a stockholder from calling a special meeting. Our restated certificate of incorporation further provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock would not be able to amend our amended and restated bylaws or remove directors without a meeting of our stockholders called in accordance with our restated certificate of incorporation. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

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  Advance Notice Requirements for Stockholder Proposals and Director Nominations.  Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder's notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our company.

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  No Cumulative Voting.  The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation's certificate of incorporation provides otherwise. Our restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting.

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  Issuance of Undesignated Preferred Stock.  Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means.

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  Choice of Forum.  Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the DGCL, our restated certificate of incorporation, or our amended and restated bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine. In addition, our amended and restated bylaws include a provision designating the federal district courts of the United States as the exclusive jurisdiction for any litigation arising under the Securities Act.

Exchange Listing

        Our common stock is listed on The Nasdaq Global Select Market under the symbol "GLUU."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION

        We may offer and sell our common stock being offered hereby in one or more of the following ways from time to time:

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  through agents;

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  to or through underwriters;

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  on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale;

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  in the over-the-counter market;

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  in transactions other than on these exchanges or systems or in the over-the-counter market;

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  in "at the market offerings," within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the applicable exchange;

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  directly by us or by selling stockholders to purchasers, including through a specific bidding, auction or other process;

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  privately negotiated transactions;

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  a combination of any of the above methods of sale; and

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  through any other method permitted pursuant to applicable law and described in a prospectus supplement.

        We will identify the specific plan of distribution, including any underwriters, dealers, agents, or other purchasers, persons, or entities and any applicable compensation and/or indemnification, any over-allotment options by the underwriters, and a brief description of any passive market making that any underwriter or any selling group members intend to engage in and any transactions that any underwriter intends to conduct that stabilizes, maintains or otherwise affects the market price of the common stock, together in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are incorporated by reference.

LEGAL MATTERS

        Unless otherwise stated in an applicable prospectus supplement, Fenwick & West LLP, Mountain View, California, will provide us with an opinion as to the legality of the common stock offered under this prospectus. Counsel representing any underwriters, dealers, agents, will be named in the applicable prospectus supplement.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

        The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020;

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  the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2020, incorporated by reference in Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

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  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 11, 2020;

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  our Current Report on Form 8-K filed with the SEC on April 28, 2020; and

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  the description of our common stock as set forth in our registration statement on Form 8-A (File No. 001-33368), filed with the SEC on March 16, 2007, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the common stock hereunder shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

        Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have "furnished" or may in the future "furnish" to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

        We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Glu Mobile Inc.
875 Howard Street, Suite 100
San Francisco, California 94103

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly, and special reports and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy, and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov. Our Internet address is www.glu.com and our investor relations website is located at www.glu.com/investors. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any internet addresses provided in this prospectus or any prospectus supplement are for information only and are not intended to be hyperlinks. In addition, the information on or available through our website is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any prospectus supplement.

        We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. The common stock offered under this prospectus or any prospectus supplement are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or the prospectus supplement, as the case may be, regardless of the time of delivery of this prospectus, a prospectus supplement, or any sale of our common stock.

        This prospectus constitutes a part of a registration statement we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the offerings made under this prospectus, reference is hereby made to the registration statement. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

GLU MOBILE INC.

Common Stock

PROSPECTUS

June 2, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the estimated costs and expenses payable by us in connection with the offering of the common stock being registered.

SEC registration fee	*
Nasdaq listing fee	**
Accounting fees and expenses	**
Legal fees and expenses	**
Printing and engraving	**
Transfer agent and registrar fees	**
Trustee fees	**
Blue sky fees and expenses (including legal fees)	**
Miscellaneous	**
Total	**

*
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the "Securities Act"), we are deferring payment of the registration fee for the common stock offered.

**
The amount of common stock and number of offerings are unspecified and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of common stock being offered will be included in any applicable prospectus supplement.

ITEM 15.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

        As permitted by the Delaware General Corporation Law, the Registrant's restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

  •
  any breach of the director's duty of loyalty to the Registrant or its stockholders;

  •
  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

  •
  any transaction from which the director derived an improper personal benefit.

        As permitted by the Delaware General Corporation Law, the Registrant's amended and restated bylaws provide that:

  •
  the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

  •
  the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

  •
  the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

  •
  the rights conferred in the bylaws are not exclusive.

        The Registrant has entered into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. The indemnification provisions in the Registrant's restated certificate of incorporation, amended and restated bylaws, and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

        The Registrant currently carries liability insurance for its directors and officers.

ITEM 16.    Exhibits and Financial Statement Schedules

			Incorporated by reference herein
Exhibit Number		Description of Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
1.1	*	Form of Underwriting Agreement
3.1		Restated Certificate of Incorporation of the Registrant	S-1/A	333-139493	February 14, 2007	3.02
3.2		Amended and Restated Bylaws of the Registrant	8-K	001-33368	April 28, 2020	3.01
4.1		Form of Registrant's Common Stock Certificate	S-1/A	333-139493	February 14, 2007	4.01
5.1		Opinion of Fenwick & West LLP					X
23.1		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm					X
23.2		Consent of Fenwick & West LLP (included in Exhibit 5.1)					X
24.1		Power of Attorney (incorporated by reference to the signature page of this Registration Statement)					X

*
To be filed by amendment or as an exhibit to a current report on Form 8-K and incorporated herein by reference, if applicable.

ITEM 17.    Undertakings

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report, pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 2, 2020.

GLU MOBILE INC.
By:	/s/ Nick Earl Nick Earl President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Nick Earl, Eric R. Ludwig and Scott J. Leichtner, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including pre-effective and post-effective amendments) and supplements to a registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Nick Earl Nick Earl	President, Chief Executive Officer and Director (Principal Executive Officer)	June 2, 2020
/s/ Eric R. Ludwig Eric R. Ludwig	EVP, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	June 2, 2020
/s/ Puneet Kedia Puneet Kedia	Vice President of Accounting (Principal Accounting Officer)	June 2, 2020
/s/ Niccolo de Masi Niccolo de Masi	Chairman of the Board	June 2, 2020

Signature	Title	Date

/s/ Benjamin T. Smith IV Benjamin T. Smith IV	Lead Director	June 2, 2020
/s/ Darla Anderson Darla Anderson	Director	June 2, 2020
/s/ Eric R. Ball Eric R. Ball	Director	June 2, 2020
/s/ Greg Brandeau Greg Brandeau	Director	June 2, 2020
/s/ Ben Feder Ben Feder	Director	June 2, 2020
Ann Mather	Director
/s/ Hany M. Nada Hany M. Nada	Director	June 2, 2020
/s/ Gabrielle Toledano Gabrielle Toledano	Director	June 2, 2020